Exhibit 4.1

THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS, INCLUDING RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

QUINCE THERAPEUTICS, INC.

WARRANT TO PURCHASE SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK OR COMMON STOCK

Warrant No. [•]	Number of Shares: [•]
(subject to adjustment)

Original Issue Date: May [18/21], 2026

Quince Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of Series C Non-Voting Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) or, after receipt of the Required Parent Stockholder Vote (as defined in the Merger Agreement (as defined below)) and the filing and effectiveness of the Charter Amendment (as defined in the Merger Agreement), up to a total of [•] shares of common stock, $0.001 par value per share (the “Common Stock” and such shares issuable upon exercise, the “Warrant Common Shares”), at an exercise price per share equal to the Exercise Price (as defined herein), upon surrender of this Warrant to Purchase Series C Non-Voting Convertible Preferred Stock or Common Stock (the “Warrant”) at any time and from time to time beginning on or after the Trading Day following the earlier of the Company’s public disclosure of (i) topline results from the Company’s ongoing LAM-001 Phase 2 trial of Bronchiolitis Obliterans Syndrome (the “LAM-001 Trial”) and (ii) the termination or suspension of the LAM-001 Trial (such date, as applicable, the “Triggering Event”) and through (and including) the thirtieth (30th) day following the applicable Triggering Event (the “Termination Date”) but not thereafter, and subject to the following terms and conditions:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. In addition to the other terms defined herein, the following terms are defined as follows:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who reasonably could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Common Stock reasonably could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets,

or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly OTC Markets Inc.) as of 4:00 P.M., New York City time on such date. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The determination of the Board of Directors of the Company shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Exercise Price” means, (i) on a per Warrant Share basis, $996.90 or (ii) on a per Warrant Common Share basis, $0.9969.

(f) “Merger Agreement” means the Agreement and Plan of Merger, dated as of May 17, 2026, by and among the Company, Phoenix Merger Sub I, Inc., Phoenix Merger Sub II, Inc., Orphai Therapeutics, LLC and Orphai Holdings Therapeutics, Inc.

(g) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(h) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date shall be The Nasdaq Global Select Market.

(i) “SEC” means the United States Securities and Exchange Commission.

(j) “Securities Act” means the Securities Act of 1933, as amended.

(k) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of May 18, 2026, between the Company and the Purchasers party thereto.

(l) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Company’s Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1”.

(m) “Trading Day” means a day on which the Common Stock is traded on Principal Trading Market.

(n) “Transfer Agent” means Equiniti Trust Company, LLC, the Company’s transfer agent and registrar for the Common Stock and Preferred Stock, and any successor appointed in such capacity.

(o) “VWAP” means, for any date, the daily volume weighted average price of the Common Stock on such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), or if the Common Stock is not then listed or quoted for trading on a securities exchange or trading market, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(p) “Warrant Agent” means, initially, the Company in its capacity as transfer agent and registrar for the Warrants; provided that upon ten (10) days’ notice to the Holder, the Company may appoint a successor warrant agent which shall be the “Warrant Agent” hereunder.

2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Securities Purchase Agreement or in exchange for the Company Warrants (as defined in the

Merger Agreement) pursuant to the Merger Agreement. Accordingly, the Warrant and the Warrant Shares or Warrant Common Shares are “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner and holder hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause the Warrant Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, together with a written assignment of this Warrant substantially in the form attached hereto as Schedule 2 duly executed by the Holder or its agent or attorney, and payment for all applicable transfer taxes accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Subject to Section 4 below, upon any such registration or transfer, a new warrant to purchase Preferred Stock or Common Stock (as applicable) in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause the Warrant Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may deem and treat the registered Holder of this Warrant as the absolute owner and holder for all purposes, absent actual notice to the contrary.

4. Transfer and Other Restrictions. This Warrant is transferable in accordance with Section 3 provided that any Transfer (as defined below) shall be subject to the forfeiture provisions of this Section 4. Unless otherwise agreed in writing amongst the Holder, the Warrant Agent and the Company prior to any transfer, sale, short sale, or entering into any option, swap, or other hedging arrangement with respect to the Warrant (any such transaction, a “Transfer”), any Transfer of any number of shares of Preferred Stock issued in connection with the Securities Purchase Agreement, shares of Preferred Stock issued to the Holder in exchange for such Holder’s HoldCo Common Stock (as defined in the Merger Agreement) issued to such Holder upon conversion of such Holder’s Company Convertible Notes (as defined in the Merger Agreement) in accordance with Section 1.9(b) of the Merger Agreement, or any shares of Common Stock issuable upon conversion of any such Preferred Stock (as applicable) shall result in the automatic, pro rata forfeiture of a corresponding portion of Warrant Shares or Warrant Common Shares, as applicable, issuable upon the exercise of the Warrant. The Holder may consummate a Transfer without forfeiting a corresponding portion of Warrant Shares or Warrant Common Shares, as applicable, only in respect of transfers (i) by will or other testamentary document or by intestacy, (ii) to such Holder’s Affiliates (in each case, directly or indirectly), (iii) to any member of the Holder’s immediate family (or, if the Holder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Warrant held by the Holder), (iv) to any trust or other entity for the direct or indirect benefit of the Holder or the immediate family of the Holder (or, if the Holder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Warrant held by the Holder) or otherwise for estate tax or estate planning purposes, (v) in the case of a Holder who is not a natural person, by pro rata distributions from the Holder to its members, partners, shareholders or, in the case of a trust, beneficiaries pursuant to the Holder’s organizational documents, or (vi) with the prior written consent of the Company. In the case of any Transfer, the transferee shall be bound by the terms and conditions of this Warrant, including, without limitation, the restrictions on Transfer contained herein.

5. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time beginning on or after the Trading Day following the earlier of the Company’s public disclosure of (i) topline results from the LAM-001 Trial and (ii) the termination or suspension of the LAM-001 Trial and through (and including) the thirtieth (30th) day following the applicable Triggering Event, but not thereafter.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the aggregate Exercise

Price for the number of Warrant Shares or Warrant Common Shares, as applicable, as to which this Warrant is being exercised, and the date on which an Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date”; provided, however, in the event that the limitations set for in Section 11 restrict the exercise of this Warrant for Warrant Common Shares following receipt of the Required Parent Stockholder Vote and filing and effectiveness of the Charter Amendment, this Warrant may be exercised for Preferred Stock by delivery of an Exercise Notice, completed and duly signed, and payment of the Exercise Price. The Holder shall deliver the aggregate Exercise Price for the Warrant Shares or Warrant Common Shares specified in the applicable Exercise Notice by wire transfer of immediately available funds in US dollars to an account designated by the Company within one (1) Trading Day (or, if less, the number of Trading Days comprising the Standard Settlement Period on the Exercise Date) following the Exercise Date (the “Exercise Price Delivery Deadline”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares or Warrant Common Shares, as applicable. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares or Warrant Common Shares hereunder, the number of Warrant Shares or Warrant Common Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

6. Delivery of Warrant Shares or Warrant Common Shares.

(a) Upon exercise of this Warrant, the Company shall promptly but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date (or if the applicable aggregate Exercise Price is not received by the Company by the Exercise Price Delivery Deadline or the Holder fails to deliver any other documents required by the Transfer Agent, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company) or such documents required by the Transfer Agent are delivered to the Company, as applicable, (i) in the case of an exercise for Warrant Shares, issue such Warrant Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share Preferred Stock register or (ii) in the case of an exercise for Warrant Common Shares credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian system if either (A) there is an effective registration statement permitting the issuance of such Warrant Common Shares to or resale of such Warrant Common Shares by the Holder or (B) such Warrant Common Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 promulgated under the Securities Act (the “Unrestricted Conditions”). The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. The Holder, or any other Person permissibly so designated by the Holder to receive Warrant Shares or Warrant Common Shares (as applicable), shall be deemed to have become the holder of record of such Warrant Shares or Warrant Common Shares (as applicable) as of the Exercise Date, irrespective of the date such Warrant Common Shares are credited to the Holder’s or its designee’s DTC account or the date of the book entry positions evidencing such Warrant Shares are recorded in such Holder’s name, as the case may be. The Holder acknowledges that the Warrant Shares or Warrant Common Shares (as applicable) acquired upon the exercise of this Warrant, if issued in restricted book-entry form, will contain a customary legend to the effect that the Warrant Shares or Warrant Common Shares are not registered.

(b) If within the Standard Settlement Period after the Exercise Date (or if the applicable aggregate Exercise Price is not received by the Company by the Exercise Price Delivery Deadline, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company) or such documents required by the Transfer Agent are delivered to the Company, as applicable, the Company fails to deliver to the Holder or its designee the required number of Warrant Shares or Warrant Common Shares (as applicable) in the manner required pursuant to Section 6(a) or fails to credit the Holder’s or its designee’s balance account with DTC for such number of Warrant Common Shares to which the Holder is entitled (including as the result of an Authorized Share Failure, but other than a failure caused by incorrect or incomplete information provided by the Holder to the Company or failure to pay the applicable aggregate Exercise Price), the Company shall pay additional damages to the Holder, in cash, for each thirty (30) day period thereafter that such exercise is not timely effected in an amount equal to (prorated for any partial period) one half of one percent (0.50%) of the product of (I) the number of Warrant Shares or Warrant Common Shares (as applicable) not issued and delivered to the Holder (in case of the Warrant Common Shares, free of any restrictive legend, provided, that any Unrestricted Condition is satisfied) and (II) the VWAP of a share of Common Stock on the Exercise Date (which shall be multiplied by 1,000 in the case of an exercise for Warrant

Shares). Alternatively, in lieu of the foregoing damages, but in addition to any other rights or remedies available to the Holder under this Warrant and the other Transaction Documents or otherwise at law or in equity, at the written election of the Holder made in the Holder’s sole discretion, if after such number of Trading Days comprising the Standard Settlement Period (or, if the applicable aggregate Exercise Price is not received by the Company by the Exercise Price Delivery Deadline, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company or such documents required by the Transfer Agent are delivered to the Company, as applicable) and prior to the receipt of such Warrant Common Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Common Shares which the Holder anticipated receiving upon such exercise (if applicable) (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole and absolute discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to issue such Warrant Common Shares shall terminate or (2) promptly honor its obligation to deliver to the Holder or its designee such Warrant Common Shares or credit the Holder’s or its designee’s balance account with DTC for such Warrant Common Shares and pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the price at which the sell order giving rise to such purchase obligation was executed by the Holder. No damages are payable under this Section 6(b) if the Holder cannot sell the Warrant Shares or Warrant Common Shares (as applicable) due to the Holder’s possession of material non-public information with respect to the Company, the Holder is subject to the limitations of Rule 144 promulgated under the Securities Act, or there is no effective Registration Statement for the resale of the Warrant Common Shares.

(c) To the fullest extent permitted by law and subject to Sections 5(b) and 6(b), the Company’s obligations to issue and deliver Warrant Shares or Warrant Common Shares (as applicable) in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares or Warrant Common Shares (as applicable). Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Warrant Shares or Warrant Common Shares (as applicable) upon exercise of the Warrant as required pursuant to the terms hereof.

7. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares or Warrant Common Shares (as applicable) upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or Warrant Common Shares (as applicable) or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares or Warrant Common Shares (as applicable) upon exercise hereof.

8. Replacement of Warrant. In the event of any loss, theft or destruction of a Warrant for which the Company and the Warrant Agent shall have received from the registered holder an indemnification reasonably satisfactory to the Company and the Warrant Agent holding the Warrant Agent and Company harmless, the Warrant Agent shall issue a New Warrant in a form mutually agreed to by the Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser and, at the Company’s or the Warrant Agent’s request, reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

9. Reservation of Warrant Shares and Warrant Common Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Preferred Stock and, subject to the approval of the Required Parent Stockholder Matters and the filing and effectiveness of the Charter Amendment, Common Stock, solely for the purpose of enabling it to issue Warrant Shares or Warrant Common Shares (as applicable) upon exercise of this Warrant as herein provided, the number of Warrant Shares or Warrant Common Shares (as applicable) that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other Purchase Rights (as defined below) of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The failure of the Company to reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Preferred Stock or, subject to the approval of the Required Parent Stockholder Matters and the filing and effectiveness of the Charter Amendment, Common Stock a sufficient number of shares of Preferred Stock or, subject to the approval of the Required Parent Stockholder Matters and the filing and effectiveness of the Charter Amendment, Common Stock to enable it to issue Warrant Shares or Warrant Common Shares (as applicable) upon exercise of this Warrant as herein provided is referred to herein as an “Authorized Share Failure.” The Company covenants that all Warrant Shares and Warrant Common Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all actions as may be reasonably necessary to assure that such shares of Preferred Stock or Common Stock, as applicable, may be issued as provided herein without violation of any applicable law or regulation, of any requirements of any securities exchange or automated quotation system upon which the Preferred Stock or Common Stock is or may be listed or of any contract to which the Company or any of its subsidiaries is bound. The Company further covenants that it will not, without the prior written consent of the Holder, increase the par value of the Preferred Stock or Common Stock at any time while this Warrant is outstanding. In furtherance of the Company’s obligations set forth in this Section 9, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Preferred Stock or Common Stock, as applicable. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Preferred Stock or Common Stock, as applicable, and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if following any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Preferred Stock or Common Stock, as applicable, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC a definitive Information Statement on Schedule 14C, and such obligation shall be deemed satisfied on the 21st calendar day after such filing is accepted.

10. Certain Adjustments. The Exercise Price and number of Warrant Shares or Warrant Common Shares (as applicable) issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Preferred Stock or Common Stock, or otherwise makes a distribution on any class of capital stock issued and outstanding at the time this Warrant is issued and in accordance with the terms of such stock issued and outstanding at the time this Warrant was issued, that is payable in shares of Preferred Stock or Common Stock, respectively, (ii) subdivides its outstanding shares of Preferred Stock or Common Stock into a larger number of shares of Preferred Stock or Common Stock, respectively, (iii) combines its outstanding shares of Preferred Stock or Common Stock into a smaller number of shares of Preferred Stock or Common Stock, respectively, or (iv) issues by reclassification of shares of capital stock any additional shares of Preferred Stock or Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Preferred Stock or Common Stock, respectively, outstanding immediately before such event and the denominator of which shall be the number of shares of Preferred Stock or Common Stock, as applicable, outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) through (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, while the Warrant is outstanding and exercisable the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) (including, without limitation, by way of return of capital) to holders of shares of Preferred Stock or Common Stock (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Preferred Stock or Common Stock subject to Section 10(a), any distribution of Purchase Rights subject to Section 10(c) and any Fundamental Transaction (as defined below) subject to Section 10(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Warrant Shares or Warrant Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Preferred Stock or Common Stock, as applicable, are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Preferred Stock or Common Stock, as applicable, as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until the earlier of the Termination Date and such time or times as (all or a portion) its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted (all or such portion of) such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Purchase Rights. If at any time on or after the Original Issue Date but prior to the Termination Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Preferred Stock or Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Warrant Shares or Warrant Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Preferred Stock or Common Stock, as applicable, are to be determined for the grant, issuance or sale of such Purchase Rights (provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Preferred Stock or Common Stock, as applicable, as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until the earlier of the Termination Date and such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation). As used in this Section 10(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Preferred Stock, Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any capital stock, debt, securities or other contractual rights (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Preferred Stock or Common Stock.

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and/or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation (excluding, for the avoidance of doubt, the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement), (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer approved by the Company’s board of directors (whether by the Company or another Person), holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares or Warrant Common Shares (as applicable) then issuable upon exercise in full of this Warrant (if any) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). If holders of shares of Preferred Stock or Common Stock (as applicable) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction that is within the Company’s control, including approval by its Board of Directors, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 10(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to the consummation of such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares or Warrant Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares or Warrant Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

(e) Certain Events. If any event occurs of the type contemplated by, or similar to, the provisions of this Section 10 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares or Warrant Common Shares (as applicable) obtainable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares or Warrant Common Shares (as applicable) obtainable as otherwise determined pursuant to this Section 10.

(f) Number of Warrant Shares or Warrant Common Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 10 (including any adjustment to the Exercise Price that would have been effected but for the final sentence in this paragraph (f)), the number of Warrant Shares or Warrant Common Shares (as applicable) that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment, the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares or Warrant Common Shares (as applicable) shall be the same as the aggregate

Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Preferred Stock or Common Stock (as applicable) then in effect.

(g) Calculations. All calculations under this Section 10 shall be made to the nearest one-thousandth of one cent or nearest one-thousandth of a share in the case of Warrant Shares or the nearest share, in the case of Warrant Common Shares, as applicable.

(h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or Warrant Common Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent and the Warrant Agent, and will issue a New Warrant to the Holder reflecting such calculations.

(i) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other pro rata distribution of cash, securities or other property in respect of its Preferred Stock or Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Preferred Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 10(d), other than a Fundamental Transaction under clause (iii) of Section 10(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated.

11. Limitations on Exercise.

(a) The Holder shall be prohibited from exercising this Warrant for Warrant Common Shares if, immediately prior to or following such exercise (or portion of such exercise thereof), the Holder, together with its Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act more than [4.99% / 9.99% / 19.99%] (the “Maximum Percentage”) of the issued and outstanding Common Stock or any other class of equity security (other than an exempted security) of the Company that is registered pursuant to Section 12 of the Exchange Act. For purposes of calculating beneficial ownership, the aggregate number of shares of Common Stock beneficially owned by the Holder, together with its Attribution Parties, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted portion of this Warrant beneficially owned by the Holder, together with its Attribution Parties, (ii) the portion of this Warrant being exercised for Preferred Stock after giving effect to the beneficial ownership limitations applicable to such shares of Preferred Stock and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder, together with its Attribution Parties (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 11(a), beneficial ownership shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, it being acknowledged and agreed that the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of

Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within two (2) Business Days confirm to the Holder, orally and in writing, the number of shares of Common Stock then outstanding. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder, upon which the Company shall be entitled to rely without investigation, that the Holder has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of Warrant Common Shares requested in such Exercise Notice is permitted under this paragraph. Any purported delivery of any number of shares of Common Stock or any other security upon exercise of this Warrant shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the exercising Holder, together with its Affiliates and any other Attribution Party would have beneficial ownership in excess of the Maximum Percentage. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b) This Section 11 shall not restrict the number of shares of Common Stock which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a Fundamental Transaction as contemplated in Section 10(d) of this Warrant.

12. Fractional Shares. The Warrant Shares may be issued in fractions up to the nearest one-thousandth of a share that entitle the holder of the Preferred Stock, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and have the benefit of all other rights of the holders of Preferred Stock. No fractional Warrant Common Shares will be issued in connection with the exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Common Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares; provided, however, the Company shall not be required to pay an amount for any fractional share less than $100.

13. Notices. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by internationally recognized overnight express courier or electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by internationally recognized overnight express courier, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 13 prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to the email address specified in this Section 13 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day:

(i) If to the Company, to:

Quince Therapeutics, Inc.

611 Gateway Blvd. Suite 273

South San Francisco, CA 94080

Attention: Dirk Thye, M.D.

Brendan Hannah

Email Address: [********]

Notice, with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, UT 84111

Attention: Dan Lyman

Email Address: lyman.dan@dorsey.com

and

Orphai Therapeutics, Inc.

New Haven, CT 06510

Attention: Brigette Roberts, M.D.

Email: [********]

and

Cooley LLP

10265 Science Center Dr San Diego, CA 92121

Attention: Ariel Rom; Rama Padmanabhan; Rita Sobral

Email address: arom@cooley.com; rama@cooley.com; msobral@cooley.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

In connection with the delivery of any exercise or assignment of this Warrant, no ink-original Exercise Notice or assignment form, as applicable, shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form or assignment form be required. For the avoidance of doubt, any Exercise Notice may be delivered by electronic mail.

14. Warrant Agent. The Warrant Agent shall initially serve as warrant agent under this Warrant. Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent. Any entity into which the Warrant Agent or any new warrant agent may be merged or any entity resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any entity to which the Warrant Agent or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares or Warrant Common Shares (as applicable) which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares.

(i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares or Warrant Common Shares (as applicable) above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares or Warrant Common Shares (as applicable) upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares or Warrant Common Shares (as applicable) for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns, subject to the provisions of Sections 3 and 4 above. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. The provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder or its successors and assigns, which may be evidenced by an amendment to this Warrant or Waiver signed by the Company and/or the Holder, or their successors and assigns.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT, AND ALL OTHER MATTERS RELATING HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i) Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof’ when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word

“extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Original Issue Date set out above.

QUINCE THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Preferred Stock or Common Stock under the Warrant]

QUINCE THERAPEUTICS, INC.

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. [•] (the “Warrant”) issued by Quince Therapeutics, Inc. a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase [[•] Warrant Shares][[•] Warrant Common Shares] pursuant to the Warrant.

(3) The Holder shall pay the sum of $[•] in immediately available funds to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder [[•] Warrant Shares][[•] Warrant Common Shares] determined in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that (i) it will not purchase or sell any securities, including the [Warrant Shares][Warrant Common Shares], in violation of applicable securities laws and (ii) in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:
By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [__], jointly as warrant agent, to issue the above indicated number of shares of Preferred Stock or Common Stock on or prior to the applicable Share Delivery Date.

QUINCE THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE 2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: